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                                                                      EXHIBIT 15



TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
COTTON STATES LIFE INSURANCE COMPANY:


We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 2-39729) of Cotton States Life Insurance Company of our report dated November 7, 2002 relating to the unaudited condensed consolidated interim financial statements of Cotton States Life Insurance Company that are included in its Form 10-Q for the quarter ended September 30, 2002.



/s/ Ernst & Young LLP




Atlanta, Georgia
November 7, 2002





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